Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into by and between MEDNAX SERVICES, INC., a Florida corporation (“Employer”), and ROGER J. MEDEL, M.D. (“Employee”), effective as of the 4th day of October, 2017.

RECITALS

WHEREAS, Employer and Employee are the parties to that certain Employment Agreement, effective as of August 7, 2011 (the “Employment Agreement”); and

WHEREAS, Employer and Employee have agreed to amend the Employment Agreement as provided herein, and effective as of the date hereof, to extend the term of Employee’s employment with Employer from a period of seven (7) years to a period of ten (10) years.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.    All capitalized terms used but not otherwise defined in this Agreement have the meanings provided in the Employment Agreement.

2.    Section 1.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“1.1. Employment and Term. Employer hereby agrees to employ Employee and Employee hereby agrees to serve Employer on the terms and conditions set forth herein for a “Term” that commences on the Effective Date and continues for a period of ten (10) years through August 7, 2021, unless sooner terminated in accordance with the provisions of Section 4. In this Agreement, the term “Employment Period” shall refer to the period of time beginning on the Effective Date and ending on the earlier of the expiration of the Term or such earlier date as the employment of Employee is terminated pursuant to the provisions of Section 4 of this Agreement. Employer and Employee agree that the Prior Employment Agreement shall terminate and be of no further force and effect as of the Effective Date”.

3.    Except as specifically amended hereby, the Employment Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

4.    This Agreement shall be governed by and construed in accordance with the terms and conditions of the Employment Agreement, including the governing law and dispute resolution provisions thereof.

5.    This Agreement may be executed in counterparts and both of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute one and the same instrument. The Agreement may be executed by facsimile or other electronic signature.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EMPLOYER: MEDNAX SERVICES, INC.		EMPLOYEE:

By:	/s/ Manuel Kadre	/s/ Roger J. Medel, M.D.
Name:	Manuel Kadre	Roger J. Medel, M.D.
Title:	Chairman, Compensation Committee, of MEDNAX, Inc.